UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2006

Albertson's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6187	82-0184434
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 Parkcenter Blvd, PO Box 20, Boise, Idaho		83726
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	208-395-6200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2006, the Management Development/Compensation Committee of the Company’s Board of Directors approved annual awards under the Albertson’s, Inc. 2004 Equity and Performance Incentive Plan (the "Plan"). Awards were made to certain key employees of the Company, including the following "named executive officers" of the Company: Lawrence R. Johnston: 282,300 Deferrable Restricted Stock Units ("RSUs"); Paul T. Gannon: 10,000 RSUs; John R. Sims: 50,000 RSUs; Felicia D. Thornton: 44,000 RSUs.

All RSUs vest in four equal annual installments beginning on January 26, 2007 and will be distributed to the holder on each vesting date unless otherwise deferred by the holder. The awards do not automatically vest on a Change in Control (as defined in the Plan). Rather, accelerated vesting following a Change in Control occurs only upon the executive’s post-Change in Control termination by the Company without Cause (as defined in the RSU agreement) or by the holder for Good Reason (as defined in the RSU agreement).

The Company entered into RSU agreements evidencing the above referenced awards with each of the named executive officers. A copy of the form of the agreement is attached to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:
10.63 Form of Deferrable Restricted Stock Unit Agreement (2004 Plan)– Jan 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertson's, Inc.

January 30, 2006	By:	John R. Sims

Name: John R. Sims
Title: Executive Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

10.63	Form of Deferrable Restricted Stock Unit Agreement (2004 Plan) - Jan 2006